Exhibit 99.1

ACTIVISION BLIZZARD ANNOUNCES FOURTH-QUARTER AND 2018 FINANCIAL RESULTS

Record Q4 and Full Year Results

Santa Monica, CA – February 12, 2019 – Activision Blizzard, Inc. (Nasdaq: ATVI) today announced fourth-quarter 2018 results.

Financial Metrics

	Q4			CY

(in millions, except EPS)	2018	Prior Outlook*	2017	2018	2017

GAAP Net Revenues	$2,381	$2,236	$2,043	$7,500	$7,017
Impact of GAAP deferralsA	$454	$812	$597	$(238)	$139

GAAP EPS**	$0.84	$0.43	$(0.77)	$2.35	$0.36
Non-GAAP EPS	$0.90	$0.64	$0.49	$2.72	$2.21
Impact of GAAP deferralsA	$0.39	$0.63	$0.45	$(0.12)	$0.07

* Prior outlook was provided by the company on November 8, 2018 in its earnings release.

** GAAP EPS includes the impact of significant discrete tax related items. Refer to the tables at the end of this press release for details.

For the year ended December 31, 2018, Activision Blizzard’s net revenues presented in accordance with GAAP were a record $7.50 billion, as compared with $7.02 billion for 2017. GAAP net revenues from digital channels were a record $5.79 billion. GAAP operating margin was 27%. GAAP earnings per diluted share were a record $2.35, as compared with $0.36 for 2017. On a non-GAAP basis, Activision Blizzard’s operating margin was 34% and earnings per diluted share were a record $2.72, as compared with $2.21 for 2017.

For the quarter ended December 31, 2018, Activision Blizzard’s net revenues presented in accordance with GAAP were a record $2.38 billion, as compared with $2.04 billion for the fourth quarter of 2017. GAAP net revenues from digital channels were a record $1.79 billion. GAAP operating margin was a Q4 record of 29%. GAAP earnings per diluted share were a record $0.84, as compared with loss per share of $0.77 for the fourth quarter of 2017. On a non-GAAP basis, Activision Blizzard’s operating margin was a Q4 record of 35% and earnings per diluted share were a record $0.90, as compared with $0.49 for the fourth quarter of 2017.

Activision Blizzard generated $1.79 billion in operating cash flow for the year ended December 31, 2018, as compared to $2.21 billion for 2017. For the quarter, operating cash flow was $999 million.

Please refer to the tables at the back of this press release for a reconciliation of the company’s GAAP and non-GAAP results.

Bobby Kotick, Chief Executive Officer of Activision Blizzard said “While our financial results for 2018 were the best in our history, we didn’t realize our full potential. To help us reach our full potential, we have made a number of important leadership changes. These changes should enable us to achieve the many opportunities our industry

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Activision Blizzard Announces Q4 2018 Financial Results

affords us, especially with our powerful owned franchises, our strong commercial capabilities, our direct digital connections to hundreds of millions of players, and our extraordinarily talented employees.”

Operating Metrics

For the year ended December 31, 2018, Activision Blizzard’s net bookingsB were a record $7.26 billion, as compared with $7.16 billion for 2017, below our prior outlook. Net bookingsB from digital channels were a record $5.72 billion, as compared with $5.43 billion for 2017, and in-game net bookingsB were a record of $4.2 billion.

For the quarter ended December 31, 2018, Activision Blizzard’s net bookingsB were a record $2.84 billion, compared with $2.64 billion for the fourth quarter of 2017, below our prior outlook. Net bookingsB from digital channels were a record $1.88 billion, as compared with $1.62 billion for the fourth quarter of 2017, and in-game net bookingsB were a record of $1.2 billion.

Selected Business Highlights

Activision

•     Activision had 53 million Monthly Active Users (MAUs)C in the quarter, growing double-digits quarter-over-quarter. Fourth quarter segment revenues grew 6% year-over-year to $1.41 billion and operating income increased 14% year-over-year to $723 million.

•     Call of Duty® was again the number-one selling console franchise worldwide for the year, a franchise feat accomplished for nine of the last 10 years.1 In its launch quarter, Call of Duty: Black Ops 4 sold-through more units than Call of Duty: Black Ops III, with PC units more than tripling. Full-game downloads were over 40% of Call of Duty: Black Ops 4 console sell-through, versus approximately 30% for the prior release, Call of Duty: WWII.

•     The successful launch of Spyro®  Reignited Trilogy in the fourth quarter and the ongoing contribution of Crash Bandicoot™ N. Sane Trilogy, which has sold-in over 10 million units since its 2017 release, highlight the enduring nature of Activision’s classic franchises.

Blizzard

•     Blizzard had 35 million MAUsC in the quarter, as Overwatch® and Hearthstone® saw sequential stability and World of Warcraft® saw expected declines post-expansion-launch. Fourth quarter segment revenues grew 15% year-over-year to $686 million and operating income increased 51% year-over-year to $241 million.

•     Building on an 11-year partnership, Blizzard extended its joint venture with NetEase to publish its games in China through January 2023.

King

•     King had 268 million MAUsC in the quarter, growing sequentially, driven by the successful launch of Candy Crush Friends SagaTM. Fourth quarter segment revenues grew 5% year-over-year to $543 million and operating income increased 28% year-over-year to $207 million.

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Activision Blizzard Announces Q4 2018 Financial Results

•     Candy Crush Friends Saga saw strong monetization and retention trends, contributing incremental growth for the Candy CrushTM franchise, which grew net bookingsB and MAUsC year-over-year and quarter-over-quarter. This quarter, King had two of the top-10 highest-grossing titles in the U.S. mobile app stores for twenty-one quarters in a row, with Candy Crush SagaTM at #1 again.2

•     Advertising in the King network was again profitable with net bookingsB growing over 50% sequentially.

Company Outlook

In 2019, the company will increase development investment in its biggest franchises, enabling teams to accelerate the pace and quality of content for their communities and supporting a number of new product initiatives. The number of developers working on Call of Duty, Candy Crush, Overwatch, Warcraft®, Hearthstone and Diablo® in aggregate will increase approximately 20% over the course of 2019. The company will fund this greater investment by de-prioritizing initiatives that are not meeting expectations and reducing certain non-development and administrative-related costs across the business. The company is also integrating its global and regional sales and go-to-market, partnerships, and sponsorships capabilities. As part of these restructuring actions, the company expects to incur a GAAP-only pre-tax charge of approximately $150 million, the majority of which is expected to be incurred this year.

(in millions, except EPS)	GAAP Outlook	Non-GAAP Outlook	Impact of GAAP deferralsA

CY 2019
Net Revenues	$6,025	$6,025	$275
EPS	$1.18	$1.85	$0.25
Fully Diluted Shares	775	775
Q1 2019
Net Revenues	$1,715	$1,715	$(540)
EPS	$0.39	$0.63	$(0.43)
Fully Diluted Shares	772	772

Net bookingsB are expected to be $6.30 billion for 2019 and $1.18 billion for the first quarter of 2019.

Currency Assumptions for 2019 Outlook:

•                 $1.13 USD/Euro for current outlook (vs. average of $1.12 for 2018, $1.12 for 2017, and $1.11 for 2016); and

•                 $1.26 USD/British Pound Sterling for current outlook (vs. average of $1.30 for 2018, $1.30 for 2017 and $1.36 for 2016).

•                 Note: Our financial guidance includes the forecasted impact of our FX hedging program.

Capital Allocation

The Board of Directors declared a cash dividend of $0.37 per common share, payable on May 9, 2019 to shareholders of record at the close of business on March 28, 2019, which represents a 9% increase from 2018. Additionally, the Board of Directors authorized a new two-year stock repurchase program under which the company is authorized to repurchase up to $1.5 billion of its outstanding common stock during the period.

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Activision Blizzard Announces Q4 2018 Financial Results

Conference Call

Today at 4:30 p.m. EDT, Activision Blizzard’s management will host a conference call and webcast to discuss the company’s results for the quarter ended December 31, 2018 and management’s outlook for the remainder of the calendar year. The company welcomes all members of the financial and media communities and other interested parties to visit https://investor.activision.com to listen to the conference call via live Webcast or to listen to the call live by dialing into 866-548-4713 in the U.S. with passcode 9678578. A replay of the call will also be available after the call’s conclusion and archived for one year at https://investor.activision.com/events.cfm.

About Activision Blizzard

Activision Blizzard, Inc., a member of the Fortune 500 and S&P 500, is the world’s most successful standalone interactive entertainment company. We delight hundreds of millions of monthly active users around the world through franchises including Activision’s Call of Duty®, Spyro™, and Crash™, Blizzard Entertainment’s World of Warcraft®, Overwatch®, Hearthstone®, Diablo®, StarCraft®, and Heroes of the Storm®, and King’s Candy Crush™, Bubble Witch™, and Farm Heroes™. The company is one of the Fortune “100 Best Companies To Work For®.” Headquartered in Santa Monica, California, Activision Blizzard has operations throughout the world. More information about Activision Blizzard and its products can be found on the company’s website, www.activisionblizzard.com.

1 The NPD Group, GfK, GSD and internal estimates, based on dollar sales of front line games.

2 U.S. ranking for Apple App Store and Google Play Store combined, per App Annie Intelligence for fourth quarter of 2018.

A Net effect of accounting treatment from revenue deferrals on certain of our online-enabled products. Since certain of our games are hosted online or include significant online functionality that represents a separate performance obligation, we defer the transaction price allocable to the online functionality from the sale of these games and recognize the attributable revenues over the relevant estimated service periods, which are generally less than a year. The related cost of revenues is deferred and recognized as an expense as the related revenues are recognized. Impact from changes in deferrals refers to the net effect from revenue deferrals accounting treatment for the purposes of revenues, along with, for the purposes of EPS, the related cost of revenues deferrals treatment and the related tax impacts. Internally, management excludes the impact of this change in deferred revenues and related cost of revenues when evaluating the company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team. Management believes this is appropriate because doing so enables an analysis of performance based on the timing of actual transactions with our customers. In addition, management believes excluding the change in deferred revenues and the related cost of revenues provides a much more timely indication of trends in our operating results.

B Net bookings is an operating metric that is defined as the net amount of products and services sold digitally or sold-in physically in the period, and includes license fees, merchandise, and publisher incentives, among others, and is equal to net revenues excluding the impact from deferrals.

C Monthly Active User (“MAU”) Definition: We monitor MAUs as a key measure of the overall size of our user base. MAUs are the number of individuals who accessed a particular game in a given month. We calculate average MAUs in a period by adding the total number of MAUs in each of the months in a given period and dividing that total by the number of months in the period. An individual who accesses two of our games would be counted as two users. In addition, due to technical limitations, for Activision and King, an individual who accesses the same game on two platforms or devices in the relevant period would be counted as two users. For Blizzard, an individual who accesses the same game on two platforms or devices in the relevant period would generally be counted as a single user.

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Activision Blizzard Announces Q4 2018 Financial Results

Non-GAAP Financial Measures: As a supplement to our financial measures presented in accordance with Generally Accepted Accounting Principles (“GAAP”), Activision Blizzard presents certain non-GAAP measures of financial performance. These non-GAAP financial measures are not intended to be considered in isolation from, as a substitute for, or as more important than, the financial information prepared and presented in accordance with GAAP. In addition, these non-GAAP measures have limitations in that they do not reflect all of the items associated with the company’s results of operations as determined in accordance with GAAP.

Activision Blizzard provides net income (loss), earnings (loss) per share, and operating margin data and guidance both including (in accordance with GAAP) and excluding (non-GAAP) certain items. When relevant, the company also provides constant FX information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. In addition, Activision Blizzard provides EBITDA (defined as GAAP net income (loss) before interest (income) expense, income taxes, depreciation, and amortization) and adjusted EBITDA (defined as non-GAAP operating margin (see non-GAAP financial measure below) before depreciation).  The non-GAAP financial measures exclude the following items, as applicable in any given reporting period and our outlook:

•                  expenses related to stock-based compensation;

•                  the amortization of intangibles from purchase price accounting;

•                  fees and other expenses related to the King acquisition, including related debt financings, and refinancing of long-term debt, including penalties and the write off of unamortized discount and deferred financing costs;

•                  restructuring charges;

•                  other non-cash charges from reclassification of certain cumulative translation adjustments into earnings as required by GAAP;

•                  the income tax adjustments associated with any of the above items (tax impact on non-GAAP pre-tax income is calculated under the same accounting principles applied to the GAAP pre-tax income under ASC 740, which employs an annual effective tax rate method to the results); and

•                  significant discrete tax-related items, including amounts related to changes in tax laws (including the Tax Cuts and Jobs Act enacted in December 2017), amounts related to the potential or final resolution of tax positions, and other unusual or unique tax-related items and activities.

In the future, Activision Blizzard may also consider whether other items should also be excluded in calculating the non-GAAP financial measures used by the company. Management believes that the presentation of these non-GAAP financial measures provides investors with additional useful information to measure Activision Blizzard’s financial and operating performance. In particular, the measures facilitate comparison of operating performance between periods and help investors to better understand the operating results of Activision Blizzard by excluding certain items that may not be indicative of the company’s core business, operating results, or future outlook. Additionally, we consider quantitative and qualitative factors in assessing whether to adjust for the impact of items that may be significant or that could affect an understanding of our ongoing financial and business performance or trends. Internally, management uses these non-GAAP financial measures, along with others, in assessing the company’s operating results, and measuring compliance with the requirements of the company’s debt financing agreements, as well as in planning and forecasting.

Activision Blizzard’s non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles, and the terms non-GAAP net income, non-GAAP earnings per share, non-GAAP operating margin, and non-GAAP or adjusted EBITDA do not have a standardized meaning. Therefore, other companies may use the same or similarly named measures, but exclude different items, which may not provide investors a comparable view of Activision Blizzard’s performance in relation to other companies.

Management compensates for the limitations resulting from the exclusion of these items by considering the impact of the items separately and by considering Activision Blizzard’s GAAP, as well as non-GAAP, results and outlook, and by presenting the most comparable GAAP measures directly ahead of non-GAAP measures, and by providing a reconciliation that indicates and describes the adjustments made.

Cautionary Note Regarding Forward-looking Statements: The statements contained herein that are not historical facts are forward-looking statements, including, but not limited to, statements about: (1) projections of revenues, expenses, income or loss, earnings or loss per share, cash flow or other financial items; (2) statements of our plans and objectives, including those related to releases of products and services and restructuring activities; (3) statements of future financial or operating performance, including the impact of tax items thereon; and (4) statements of assumptions underlying such statements. The company generally uses words such as “outlook,” “forecast,” “will,” “could,” “should,” “would,” “to be,” “plan,” “plans,” “believes,” “may,” “might,” “expects,” “intends,” “intends as,” “anticipates,” “estimate,” “future,” “positioned,” “potential,” “project,” “remain,” “scheduled,” “set to,” “subject to,” “upcoming,” and other similar expressions to help identify forward-looking statements. Forward-looking statements are subject to business and economic risks, reflect management’s current expectations, estimates, and projections about our business, and are inherently uncertain and difficult to predict.

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Activision Blizzard Announces Q4 2018 Financial Results

The company cautions that a number of important factors could cause Activision Blizzard’s actual future results and other future circumstances to differ materially from those expressed in any forward-looking statements. Such factors include, but are not limited to: sales levels of Activision Blizzard’s titles, products, and services; concentration of revenue among a small number of titles; Activision Blizzard’s ability to predict consumer preferences, including interest in specific genres and modes, and preferences among platforms; the continued growth in the scope and complexity of our business, including the diversion of management time and attention to issues relating to the operations of our newly acquired or started businesses and the potential impact of our expansion into new businesses on our existing businesses; the execution of our restructuring activities; the amount of our debt and the limitations imposed by the covenants in the agreements governing our debt; counterparty risks relating to customers, licensees, licensors, and manufacturers; maintenance of relationships with key personnel, customers, financing providers, licensees, licensors, manufacturers, vendors, and third-party developers, including the ability to attract, retain, and motivate key personnel and developers that can create high-quality titles, products, and services; changing business models within the video game industry, including digital delivery of content and the increased prevalence of free-to-play games; product delays or defects; competition, including from other forms of entertainment; rapid changes in technology and industry standards; possible declines in software pricing; product returns and price protection; the identification of suitable future acquisition opportunities and potential challenges associated with geographic expansion; the seasonal and cyclical nature of the interactive entertainment market; the outcome of current or future tax disputes; litigation risks and associated costs; protection of proprietary rights; potential data breaches and other cybersecurity risks; shifts in consumer spending trends; capital market risks; the impact of applicable laws, rules, and regulations, including changes in those laws, rules, and regulations; domestic and international economic, financial, and political conditions and policies; tax rates and foreign exchange rates; the impact of the current macroeconomic environment; and the other factors identified in “Risk Factors” included in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2017.

The forward-looking statements in this press release are based on information available to the company at this time and we assume no obligation to update any such forward-looking statements. Although these forward-looking statements are believed to be true when made, they may ultimately prove to be incorrect. These statements are not guarantees of our future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and may cause actual results to differ materially from current expectations.

Activision Blizzard, Inc.

Investors and Analysts:

ir@activisionblizzard.com

or

Press:

pr@activisionblizzard.com

###

(Tables to Follow)

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ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Amounts in millions, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2018 [1]	2017	2018 [1]	2017
Net revenues
Product sales	$808	$737	$2,255	$2,110
Subscription, licensing, and other revenues[2]	1,573	1,306	5,245	4,907
Total net revenues	2,381	2,043	7,500	7,017

Costs and expenses
Cost of revenues—product sales:
Product costs	303	310	719	733
Software royalties, amortization, and intellectual property licenses	157	101	371	300
Cost of revenues—subscription, licensing, and other:
Game operations and distribution costs	251	268	1,028	984
Software royalties, amortization, and intellectual property licenses	121	124	399	484
Product development	325	318	1,101	1,069
Sales and marketing	321	479	1,062	1,378
General and administrative	209	222	832	760
Total costs and expenses	1,687	1,822	5,512	5,708

Operating income	694	221	1,988	1,309
Interest and other expense (income), net	4	36	71	146
Loss on extinguishment of debt	—	—	40	12
Income before income tax expense	690	185	1,877	1,151

Income tax expense	40	769	64	878

Net income (loss)	$650	$(584)	$1,813	$273

Basic earnings (loss) per common share	$0.85	$(0.77)	$2.38	$0.36
Weighted average common shares outstanding	763	757	762	754

Diluted earnings (loss) per common share	$0.84	$(0.77)	$2.35	$0.36
Weighted average common shares outstanding assuming dilution	771	757	771	766

1                    We adopted a new revenue accounting standard in the first quarter of 2018. The impacts of the new revenue accounting standard are reflected in our financial information as of and for the three months and year ended December 31, 2018. Prior period results have not been restated to reflect this change in accounting standards. Refer to our forthcoming Form 10-K for the year ending December 31, 2018 for additional information.

2                    Subscription, licensing, and other revenues represent revenues from World of Warcraft subscriptions, licensing royalties from our products and franchises, downloadable content, microtransactions, and other miscellaneous revenues.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Amounts in millions)

	December 31, 2018 [1]	December 31, 2017
Assets
Current assets
Cash and cash equivalents	$4,225	$4,713
Accounts receivable, net	1,035	918
Inventories, net	43	46
Software development	264	367
Other current assets	539	476
Total current assets	6,106	6,520
Software development	65	86
Property and equipment, net	282	294
Deferred income taxes, net	403	459
Other assets	482	440
Intangible assets, net	735	1,106
Goodwill	9,762	9,763
Total assets	$17,835	$18,668

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$253	$323
Deferred revenues	1,493	1,929
Accrued expenses and other liabilities	896	1,411
Total current liabilities	2,642	3,663
Long-term debt, net	2,671	4,390
Deferred income taxes, net	18	21
Other liabilities	1,147	1,132
Total liabilities	6,478	9,206

Shareholders’ equity
Common stock	—	—
Additional paid-in capital	10,963	10,747
Treasury stock	(5,563)	(5,563)
Retained earnings	6,558	4,916
Accumulated other comprehensive loss	(601)	(638)
Total shareholders’ equity	11,357	9,462
Total liabilities and shareholders’ equity	$17,835	$18,668

1                    We adopted a new revenue accounting standard in the first quarter of 2018. The impacts of the new revenue accounting standard are reflected in our financial information as of and for the three months and year ended December 31, 2018. Prior period results have not been restated to reflect this change in accounting standards. Refer to our forthcoming Form 10-K for the year ending December 31, 2018 for additional information.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(Amounts in millions)

	Year Ended December 31,
	2018	2017
Cash flows from operating activities:
Net income	$1,813	$273
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income taxes	20	(181)
Provision for inventories	6	33
Depreciation and amortization	509	888
Amortization of capitalized software development costs and intellectual property licenses[1]	489	311
Loss on extinguishment of debt	40	12
Amortization of debt discount and financing costs	6	12
Share-based compensation expense[2]	209	176
Other	1	28
Changes in operating assets and liabilities, net of effect from business acquisitions:
Accounts receivable, net	(114)	(165)
Inventories	(5)	(26)
Software development and intellectual property licenses	(372)	(301)
Other assets	(51)	(97)
Deferred revenues	(122)	220
Accounts payable	(65)	85
Accrued expenses and other liabilities	(574)	945
Net cash provided by operating activities	1,790	2,213

Cash flows from investing activities:
Proceeds from maturities of available-for-sale investments	116	80
Purchases of available-for-sale investments	(209)	(135)
Capital expenditures	(131)	(155)
Other investing activities	(6)	3
Net cash used in investing activities	(230)	(207)

Cash flows from financing activities:
Proceeds from issuance of common stock to employees	99	178
Tax payment related to net share settlements on restricted stock units	(94)	(56)
Dividends paid	(259)	(226)
Proceeds from debt issuances, net of discounts	—	3,741
Repayment of long-term debt	(1,740)	(4,251)
Premium payment for early redemption of note	(25)	—
Other financing activities	(1)	(10)
Net cash (used in) provided by financing activities	(2,020)	(624)

Effect of foreign exchange rate changes on cash and cash equivalents	(31)	76

Net increase in cash and cash equivalents and restricted cash	(491)	1,458

Cash and cash equivalents and restricted cash at beginning of period	4,720	3,262

Cash and cash equivalents and restricted cash at end of period	$4,229	$4,720

1 Excludes deferral and amortization of share-based compensation expense.

2 Includes the net effects of capitalization, deferral, and amortization of share-based compensation expense.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

SUPPLEMENTAL CASH FLOW INFORMATION

(Amounts in millions)

	Three Months Ended					Year over Year	Three Months Ended				Year over Year
	December 31,	March 31,	June 30,	September 30,	December 31,	% Increase	March 31,	June 30,	September 30,	December 31,	% Increase
	2016	2017	2017	2017	2017	(Decrease)	2018	2018	2018	2018	(Decrease)
Cash Flow Data
Operating Cash Flow	$859	$411	$265	$379	$1,158	35%	$529	$9	$253	$999	(14)%
Capital Expenditures	37	21	31	34	69	86	31	30	36	34	(51)
Non-GAAP Free Cash Flow[1]	822	390	234	345	1,089	32	498	(21)	217	965	(11)

Operating Cash Flow - TTM[2]	2,155	2,229	1,991	1,914	2,213	3	2,331	2,075	1,949	1,790	(19)
Capital Expenditures - TTM[2]	136	130	117	123	155	14	165	164	166	131	(15)
Non-GAAP Free Cash Flow - TTM[2]	$2,019	$2,099	$1,874	$1,791	$2,058	2%	$2,166	$1,911	$1,783	$1,659	(19)%

1 Non-GAAP free cash flow represents operating cash flow minus capital expenditures.

2 TTM represents trailing twelve months.  Operating Cash Flow for the three months ended March 31, 2016, three months ended June 30, 2016, and three months ended September 30, 2016 was $337 million, $503 million, and $456 million, respectively.  Capital Expenditures for the three months ended March 31, 2016, three months ended June 30, 2016, and three months ended September 30, 2016, was $27 million, $44 million, and $28 million, respectively.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES RECONCILIATION OF GAAP NET INCOME TO NON-GAAP MEASURES (Amounts in millions, except per share data)

Three Months Ended December 31, 2018	Net Revenues	Cost of Revenues— Product Sales: Product Costs	Cost of Revenues— Product Sales: Software Royalties and Amortization	Cost of Revenues— Subs/Lic/Other: Game Operations and Distribution Costs	Cost of Revenues— Subs/Lic/Other: Software Royalties and Amortization	Product Development	Sales and Marketing	General and Administrative	Total Costs and Expenses
GAAP Measurement	$2,381	$303	$157	$251	$121	$325	$321	$209	$1,687
Share-based compensation[1]	—	—	(7)	—	(1)	(12)	(2)	(21)	(43)
Amortization of intangible assets[2]	—	—	—	—	(88)	—	—	(3)	(91)
Restructuring costs[3]	—	—	—	—	—	—	—	(10)	(10)
Non-GAAP Measurement	$2,381	$303	$150	$251	$32	$313	$319	$175	$1,543

Net effect of deferred revenues and related cost of revenues[4]	$454	$74	$26	$(1)	$(13)	$—	$—	$—	$86

	Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement	$694	$650	$0.85	$0.84
Share-based compensation[1]	43	43	0.06	0.06
Amortization of intangible assets[2]	91	91	0.12	0.12
Restructuring costs[3]	10	10	0.01	0.01
Income tax impacts from items above[5]	—	(19)	(0.03)	(0.03)
Discrete tax-related items[6]	—	(79)	(0.10)	(0.10)
Non-GAAP Measurement	$838	$696	$0.91	$0.90

Net effect of deferred revenues and related cost of revenues[4]	$368	$298	$0.39	$0.39

1                     Includes expenses related to share-based compensation.

2                     Reflects amortization of intangible assets from purchase price accounting.

3                     Reflects restructuring charges, primarily severance costs.

4                     Reflects the net effect from deferral of revenues and (recognition) of deferred revenues, along with related cost of revenues, on certain of our online enabled products, including the effects of taxes.

5                     Reflects the income tax impact associated with the above items. Tax impact on non-GAAP pre-tax income is calculated under the same accounting principles applied to the GAAP pre-tax income under ASC 740, which employs an annual effective tax rate method to the results.

6                     Reflects the impact of significant discrete tax-related items, including amounts related to changes in tax laws, amounts related to the potential or final resolution of tax positions, and/or other unusual or unique tax-related items and activities. Activision Blizzard will provide additional information in our forthcoming Form 10-K for the year ending December 31, 2018.

The GAAP and non-GAAP earnings per share information is presented as calculated.  The sum of these measures, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP MEASURES

(Amounts in millions, except per share data)

Year Ended December 31, 2018	Net Revenues	Cost of Revenues— Product Sales: Product Costs	Cost of Revenues— Product Sales: Software Royalties and Amortization	Cost of Revenues— Subs/Lic/Other: Game Operations and Distribution Costs	Cost of Revenues— Subs/Lic/Other: Software Royalties and Amortization	Product Development	Sales and Marketing	General and Administrative	Total Costs and Expenses
GAAP Measurement	$7,500	$719	$371	$1,028	$399	$1,101	$1,062	$832	$5,512
Share-based compensation[1]	—	—	(13)	(2)	(3)	(61)	(15)	(115)	(209)
Amortization of intangible assets[2]	—	—	—	—	(318)	—	(44)	(8)	(370)
Restructuring costs[3]	—	—	—	—	—	—	—	(10)	(10)
Non-GAAP Measurement	$7,500	$719	$358	$1,026	$78	$1,040	$1,003	$699	$4,923

Net effect of deferred revenues and related cost of revenues[4]	$(238)	$(48)	$(76)	$(2)	$(12)	$—	$—	$—	$(138)

	Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement	$1,988	$1,813	$2.38	$2.35
Share-based compensation[1]	209	209	0.27	0.27
Amortization of intangible assets[2]	370	370	0.48	0.48
Restructuring costs[3]	10	10	0.01	0.01
Loss on extinguishment of debt[5]	—	40	0.05	0.05
Income tax impacts from items above[6]	—	(167)	(0.22)	(0.22)
Discrete tax-related items[7]	—	(176)	(0.23)	(0.23)
Non-GAAP Measurement	$2,577	$2,099	$2.76	$2.72

Net effect of deferred revenues and related cost of revenues[4]	$(100)	$(96)	$(0.13)	$(0.12)

1                    Includes expenses related to share-based compensation.

2                    Reflects amortization of intangible assets from purchase price accounting.

3                    Reflects restructuring charges, primarily severance costs.

4                    Reflects the net effect from deferral of revenues and (recognition) of deferred revenues, along with related cost of revenues, on certain of our online enabled products, including the effects of taxes.

5                    Reflects the loss on extinguishment of debt from redemption activities.

6                    Reflects the income tax impact associated with the above items. Tax impact on non-GAAP pre-tax income is calculated under the same accounting principles applied to the GAAP pre-tax income under ASC 740, which employs an annual effective tax rate method to the results.

7                    Reflects the impact of significant discrete tax-related items, including amounts related to changes in tax laws, amounts related to the potential or final resolution of tax positions, and/or other unusual or unique tax-related items and activities. Activision Blizzard will provide additional information in our forthcoming Form 10-K for the year ending December 31, 2018.

The GAAP and non-GAAP earnings per share information is presented as calculated.  The sum of these measures, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP MEASURES

(Amounts in millions, except per share data)

Three Months Ended December 31, 2017	Net Revenues	Cost of Revenues— Product Sales: Product Costs	Cost of Revenues— Product Sales: Software Royalties and Amortization	Cost of Revenues— Subs/Lic/Other: Game Operations and Distribution Costs	Cost of Revenues— Subs/Lic/Other: Software Royalties and Amortization	Product Development	Sales and Marketing	General and Administrative	Total Costs and Expenses
GAAP Measurement	$2,043	$310	$101	$268	$124	$318	$479	$222	$1,822
Share-based compensation[1]	—	—	(2)	—	(2)	(16)	(4)	(34)	(58)
Amortization of intangible assets[2]	—	—	(3)	—	(104)	—	(76)	(2)	(185)
Fees and other expenses related to the King Acquisition[3]	—	—	—	—	—	—	—	(3)	(3)
Restructuring costs[4]	—	—	—	—	—	—	—	(5)	(5)
Discrete tax-related items[5]	—	—	—	(10)	—	(6)	(16)	(7)	(39)
Non-GAAP Measurement	$2,043	$310	$96	$258	$18	$296	$383	$171	$1,532

Net effect of deferred revenues and related cost of revenues[6]	$597	$95	$52	$—	$9	$—	$—	$—	$156

	Operating Income	Net Income (Loss)	Basic Earnings (Loss) per Share	Diluted Earnings (Loss) per Share
GAAP Measurement	$221	$(584)	$(0.77)	$(0.77)
Share-based compensation[1]	58	58	0.08	0.08
Amortization of intangible assets[2]	185	185	0.24	0.24
Fees and other expenses related to the King Acquisition[3]	3	3	—	—
Restructuring costs[4]	5	5	0.01	0.01
Income tax impacts from items above[7]	—	(86)	(0.11)	(0.11)
Discrete tax-related items[5]	39	794	1.05	1.03
Non-GAAP Measurement	$511	$375	$0.50	$0.49

Net effect of deferred revenues and related cost of revenues[6]	$441	$347	$0.45	$0.45

1                    Includes expenses related to share-based compensation.

2                    Reflects amortization of intangible assets from purchase price accounting.

3                    Reflects fees and other expenses related to the acquisition of King Digital Entertainment (“King Acquisition”), including related debt financings and integration costs.

4                    Reflects restructuring charges, primarily severance costs..

5                    Reflects the impact of significant discrete tax-related items, including amounts related to changes in tax laws (including a reasonable estimate for the impact of the Tax Cuts and Jobs Act enacted in December 2017, as provided for in accordance with Securities and Exchange Commission guidance) and the resolution of tax positions, and/or other unusual or unique tax-related items and activities. Activision Blizzard provided additional information in our Form 10-K for the year ended December 31, 2017.

6                    Reflects the net effect from deferral of revenues and (recognition) of deferred revenues, along with related cost of revenues, on certain of our online enabled products, including the effects of taxes.

7                    Reflects the income tax impact associated with the above items. Tax impact on non-GAAP pre-tax income is calculated under the same accounting principles applied to the GAAP pre-tax income under ASC 740, which employs an annual effective tax rate method to the results.

The GAAP and non-GAAP earnings per share information is presented as calculated.  The sum of these measures, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP MEASURES

(Amounts in millions, except per share data)

Year Ended December 31, 2017	Net Revenues	Cost of Revenues— Product Sales: Product Costs	Cost of Revenues— Product Sales: Software Royalties and Amortization	Cost of Revenues— Subs/Lic/Other: Game Operations and Distribution Costs	Cost of Revenues— Subs/Lic/Other: Software Royalties and Amortization	Product Development	Sales and Marketing	General and Administrative	Total Costs and Expenses
GAAP Measurement	$7,017	$733	$300	$984	$484	$1,069	$1,378	$760	$5,708
Share-based compensation[1]	—	—	(10)	(1)	(3)	(57)	(15)	(92)	(178)
Amortization of intangible assets[2]	—	—	(3)	—	(438)	—	(308)	(8)	(757)
Fees and other expenses related to the King Acquisition[3]	—	—	—	—	—	—	—	(15)	(15)
Restructuring costs[4]	—	—	—	—	—	—	—	(15)	(15)
Other non-cash charges[5]	—	—	—	—	—	—	—	(14)	(14)
Discrete tax-related items[6]	—	—	—	(10)	—	(6)	(16)	(7)	(39)
Non-GAAP Measurement	$7,017	$733	$287	$973	$43	$1,006	$1,039	$609	$4,690

Net effect of deferred revenues and related cost of revenues[7]	$139	$25	$35	$1	$7	$—	$—	$—	$68

	Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement	$1,309	$273	$0.36	$0.36
Share-based compensation[1]	178	178	0.24	0.23
Amortization of intangible assets[2]	757	757	1.00	0.99
Fees and other expenses related to the King Acquisition[3]	15	22	0.03	0.03
Restructuring costs[4]	15	15	0.02	0.02
Other non-cash charges[5]	14	14	0.02	0.02
Loss on extinguishment of debt[8]	—	12	0.02	0.02
Income tax impacts from items above[9]	—	(368)	(0.49)	(0.48)
Discrete tax-related items[6]	39	794	1.05	1.04
Non-GAAP Measurement	$2,327	$1,697	$2.25	$2.21

Net effect of deferred revenues and related cost of revenues[7]	$71	$52	$0.07	$0.07

1                     Includes expenses related to share-based compensation.

2                     Reflects amortization of intangible assets from purchase price accounting.

3                     Reflects fees and other expenses related to the King Acquisition, including related debt financings and integration costs.

4                     Reflects restructuring charges, primarily severance costs.

5                     Reflects a non-cash accounting charge to reclassify certain cumulative translation (gains) losses into earnings due to the substantial liquidation of certain of our foreign entities.

6                     Reflects the impact of significant discrete tax-related items, including amounts related to changes in tax laws (including a reasonable estimate for the impact of the Tax Cuts and Jobs Act enacted in December 2017, as provided for in accordance with Securities and Exchange Commission guidance) and the resolution of tax positions, and/or other unusual or unique tax-related items and activities. Activision Blizzard provided additional information in our Form 10-K for the year ended December 31, 2017.

7                     Reflects the net effect from deferral of revenues and (recognition) of deferred revenues, along with related cost of revenues, on certain of our online enabled products, including the effects of taxes.

8                     Reflects the loss on extinguishment of debt from refinancing activities.

9                     Reflects the income tax impact associated with the above items. Tax impact on non-GAAP pre-tax income is calculated under the same accounting principles applied to the GAAP pre-tax income under ASC 740, which employs an annual effective tax rate method to the results.

The GAAP and non-GAAP earnings per share information is presented as calculated.  The sum of these measures, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

OPERATING SEGMENTS INFORMATION

For the Three Months and Year Ended December 31, 2018 and 2017

(Amounts in millions)

Three Months Ended:	December 31, 2018				$ Increase / (Decrease)
	Activision	Blizzard	King	Total	Activision	Blizzard	King	Total
Segment Revenues
Net revenues from external customers	$1,411	$647	$543	$2,601	$74	$67	$27	$168
Intersegment net revenues[1]	—	39	—	39	—	20	—	20
Segment net revenues	$1,411	$686	$543	$2,640	$74	$87	$27	$188

Segment operating income	$723	$241	$207	$1,171	$89	$81	$45	$215

Operating Margin				44.4%

	December 31, 2017
	Activision	Blizzard	King	Total
Segment Revenues
Net revenues from external customers	$1,337	$580	$516	$2,433
Intersegment net revenues[1]	—	19	—	19
Segment net revenues	$1,337	$599	$516	$2,452

Segment operating income	$634	$160	$162	$956

Operating Margin				39.0%

Year Ended:	December 31, 2018				$ Increase / (Decrease)
	Activision	Blizzard	King	Total	Activision	Blizzard	King	Total
Segment Revenues
Net revenues from external customers	$2,458	$2,238	$2,086	$6,782	$(170)	$118	$88	$36
Intersegment net revenues[1]	—	53	—	53	—	34	—	34
Segment net revenues	$2,458	$2,291	$2,086	$6,835	$(170)	$152	$88	$70

Segment operating income	$1,011	$685	$750	$2,446	$6	$(27)	$50	$29

Operating Margin				35.8%

	December 31, 2017
	Activision	Blizzard	King	Total
Segment Revenues
Net revenues from external customers	$2,628	$2,120	$1,998	$6,746
Intersegment net revenues[1]	—	19	—	19
Segment net revenues	$2,628	$2,139	$1,998	$6,765

Segment operating income	$1,005	$712	$700	$2,417

Operating Margin				35.7%

1                    Intersegment revenues reflect licensing and service fees charged between segments.

Our operating segments are consistent with the manner in which our operations are reviewed and managed by our Chief Executive Officer, who is our chief operating decision maker (“CODM”). The CODM reviews segment performance exclusive of: the impact of the change in deferred revenues and related cost of revenues with respect to certain of our online-enabled games; share-based compensation expense; amortization of intangible assets as a result of purchase price accounting; fees and other expenses (including legal fees, costs, expenses and accruals) related to acquisitions, associated integration activities, and financings; certain restructuring costs; and other non-cash charges. See the following page for the reconciliation tables of segment revenues and operating income to consolidated net revenues and consolidated operating income.

Our operating segments are also consistent with our internal organization structure, the way we assess operating performance and allocate resources, and the availability of separate financial information. We do not aggregate operating segments.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

OPERATING SEGMENTS INFORMATION

For the Three Months and Year Ended December 31, 2018 and 2017

(Amounts in millions)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Reconciliation to consolidated net revenues:
Segment net revenues	$2,640	$2,452	$6,835	$6,765
Revenues from non-reportable segments[1]	234	207	480	410
Net effect from recognition (deferral) of deferred net revenues[2]	(454)	(597)	238	(139)
Elimination of intersegment revenues[3]	(39)	(19)	(53)	(19)
Consolidated net revenues	$2,381	$2,043	$7,500	$7,017

Reconciliation to consolidated income before income tax expense:
Segment operating income	$1,171	$956	$2,446	$2,417
Operating income (loss) from non-reportable segments[1]	35	(4)	31	(19)
Net effect from recognition (deferral) of deferred net revenues and related cost of revenues[2]	(368)	(441)	100	(71)
Share-based compensation expense	(43)	(58)	(209)	(178)
Amortization of intangible assets	(91)	(185)	(370)	(757)
Fees and other expenses related to the King Acquisition[4]	—	(3)	—	(15)
Restructuring costs[5]	(10)	(5)	(10)	(15)
Other non-cash charges[6]	—	—	—	(14)
Discrete tax-related items[7]	—	(39)	—	(39)
Consolidated operating income	694	221	1,988	1,309
Interest and other expense (income), net	4	36	71	146
Loss on extinguishment of debt	—	—	40	12
Consolidated income before income tax expense	$690	$185	$1,877	$1,151

1                    Includes other income and expenses from operating segments managed outside the reportable segments, including our studios and distribution businesses. Also includes unallocated corporate income and expenses.

2                    Reflects the net effect from (deferral) of revenues and recognition of deferred revenues, along with related cost of revenues, on certain of our online enabled products.

3                    Intersegment revenues reflect licensing and service fees charged between segments.

4                    Reflects fees and other expenses related to the King Acquisition, including related debt financings and integration costs.

5                    Reflects restructuring charges, primarily severance costs.

6                    Reflects a non-cash accounting charge to reclassify certain cumulative translation gains (losses) into earnings due to the substantial liquidation of certain of our foreign entities.

7                    Reflects the impact of other unusual or unique tax-related items and activities.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

NET REVENUES BY DISTRIBUTION CHANNEL

For the Three Months and Year Ended December 31, 2018 and 2017

(Amounts in millions)

	Three Months Ended
	December 31, 2018		December 31, 2017		$ Increase	% Increase
	Amount[1]	% of Total[2]	Amount	% of Total[2]	(Decrease)	(Decrease)
Net Revenues by Distribution Channel
Digital online channels[3]	$1,788	75%	$1,431	70%	$357	25%
Retail channels	343	14	335	16	8	2
Other[4]	250	10	277	14	(27)	(10)
Total consolidated net revenues	$2,381	100%	$2,043	100%	$338	17

Change in deferred revenues[5]
Digital online channels[3]	$92		$184
Retail channels	356		417
Other[4]	6		(4)
Total changes in deferred revenues	$454		$597

	Year Ended
	December 31, 2018		December 31, 2017		$ Increase	% Increase
	Amount[1]	% of Total[2]	Amount	% of Total[2]	(Decrease)	(Decrease)
Net Revenues by Distribution Channel
Digital online channels[3]	$5,786	77%	$5,479	78%	$307	6%
Retail channels	1,107	15	1,033	15	74	7
Other[4]	607	8	505	7	102	20
Total consolidated net revenues	$7,500	100%	$7,017	100%	$483	7

Change in deferred revenues[5]
Digital online channels[3]	$(68)		$(53)
Retail channels	(191)		210
Other[4]	21		(18)
Total changes in deferred revenues	$(238)		$139

1                    We adopted a new revenue accounting standard in the first quarter of 2018. The impacts of the new revenue accounting standard are reflected in our financial information as of and for the three months and year ended December 31, 2018. Prior period results have not been restated to reflect this change in accounting standards. Refer to our forthcoming Form 10-K for the year ending December 31, 2018 for additional information.

2                    The percentages of total are presented as calculated. Therefore, the sum of these percentages, as presented, may differ due to the impact of rounding.

3                    Net revenues from Digital online channels represent revenues from digitally-distributed subscriptions, downloadable content, microtransactions, and products, as well as licensing royalties.

4                    Net revenues from Other include revenues from our studios and distribution businesses, as well as revenues from Major League Gaming and the Overwatch League.

5                    Reflects the net effect from deferral of revenues and (recognition) of deferred revenues on certain of our online enabled products.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

NET REVENUES BY DISTRIBUTION CHANNEL - SUPPLEMENTAL INFORMATION

For the Three Months Ended December 31, 2018

(Amounts in millions)

As a result of our adoption of the new revenue accounting standard, net revenues by distribution channel for the three months ended December 31, 2018, includes a reconciliation to our segment revenues as disclosed for each of our reportable segments. Net revenues by distribution channel were as follows:

	Three Months Ended December 31, 2018
	Activision	Blizzard	King	Non- reportable segments	Elimination of intersegment revenues[4]	Total
Net Revenues by Distribution Channel:
Digital online channels[1]	$630	$655	$542	$—	$(39)	$1,788
Retail channels	291	52	—	—	—	343
Other[2]	—	24	—	226	—	250
Total consolidated net revenues	$921	$731	$542	$226	$(39)	$2,381

Change in deferred revenues[3]:
Digital online channels[1]	$139	$(48)	$1	$—	$—	$92
Retail channels	351	5	—	—	—	356
Other[2]	—	(2)	—	8	—	6
Total change in deferred revenues	$490	$(45)	$1	$8	$—	$454

Segment net revenues:
Digital online channels[1]	$769	$607	$543	$—	$(39)	$1,880
Retail channels	642	57	—	—	—	699
Other[2]	—	22	—	234	—	256
Total segment net revenues	$1,411	$686	$543	$234	$(39)	$2,835

1                    Net revenues from Digital online channels represent revenues from digitally-distributed subscriptions, downloadable content, microtransactions, and products, as well as licensing royalties.

2                    Net revenues from Other include revenues from our studios and distribution businesses, as well as revenues from Major League Gaming and the Overwatch League.

3                    Reflects the net effect from deferral of revenues and (recognition) of deferred revenues on certain of our online enabled products.

4                    Intersegment revenues reflect licensing and service fees charged between segments.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

NET REVENUES BY DISTRIBUTION CHANNEL - SUPPLEMENTAL INFORMATION

For the Year Ended December 31, 2018

(Amounts in millions)

As a result of our adoption of the new revenue accounting standard, net revenues by distribution channel for the year ended December 31, 2018, includes a reconciliation to our segment revenues as disclosed for each of our reportable segments. Net revenues by distribution channel were as follows:

	Year Ended December 31, 2018
	Activision	Blizzard	King	Non- reportable segments	Elimination of intersegment revenues[4]	Total
Net Revenues by Distribution Channel:
Digital online channels[1]	$1,740	$2,009	$2,090	$—	$(53)	$5,786
Retail channels	998	109	—	—	—	1,107
Other[2]	—	148	—	459	—	607
Total consolidated net revenues	$2,738	$2,266	$2,090	$459	$(53)	$7,500

Change in deferred revenues[3]:
Digital online channels[1]	$(96)	$32	$(4)	$—	$—	$(68)
Retail channels	(184)	(7)	—	—	—	(191)
Other[2]	—	—	—	21	—	21
Total change in deferred revenues	$(280)	$25	$(4)	$21	$—	$(238)

Segment net revenues:
Digital online channels[1]	$1,644	$2,041	$2,086	$—	$(53)	$5,718
Retail channels	814	102	—	—	—	916
Other[2]	—	148	—	480	—	628
Total segment net revenues	$2,458	$2,291	$2,086	$480	$(53)	$7,262

1                    Net revenues from Digital online channels represent revenues from digitally-distributed subscriptions, downloadable content, microtransactions, and products, as well as licensing royalties.

2                    Net revenues from Other include revenues from our studios and distribution businesses, as well as revenues from Major League Gaming and the Overwatch League.

3                    Reflects the net effect from deferral of revenues and (recognition) of deferred revenues on certain of our online enabled products.

4                    Intersegment revenues reflect licensing and service fees charged between segments.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

NET REVENUES BY PLATFORM

For the Three Months and Year Ended December 31, 2018 and 2017

(Amounts in millions)

	Three Months Ended
	December 31, 2018		December 31, 2017		$ Increase	% Increase
	Amount[1]	% of Total[2]	Amount	% of Total[2]	(Decrease)	(Decrease)
Net Revenues by Platform
Console	$808	34%	$679	33%	$129	19%
PC	727	31	508	25	219	43
Mobile and ancillary[3]	596	25	579	28	17	3
Other[4]	250	10	277	14	(27)	(10)
Total consolidated net revenues	$2,381	100%	$2,043	100%	$338	17

Change in deferred revenues[5]
Console	$455		$520
PC	(10)		86
Mobile and ancillary[3]	3		(5)
Other[4]	6		(4)
Total changes in deferred revenues	$454		$597

	Year Ended
	December 31, 2018		December 31, 2017		$ Increase	% Increase
	Amount[1]	% of Total[2]	Amount	% of Total[2]	(Decrease)	(Decrease)
Net Revenues by Platform
Console	$2,538	34%	$2,389	34%	$149	6%
PC	2,180	29	2,042	29	138	7
Mobile and ancillary[3]	2,175	29	2,081	30	94	5
Other[4]	607	8	505	7	102	20
Total consolidated net revenues	$7,500	100%	$7,017	100%	$483	7

Change in deferred revenues[5]
Console	$(265)		$210
PC	9		(67)
Mobile and ancillary[3]	(3)		14
Other[4]	21		(18)
Total changes in deferred revenues	$(238)		$139

1                    We adopted a new revenue accounting standard in the first quarter of 2018. The impacts of the new revenue accounting standard are reflected in our financial information as of and for the three months and year ended December 31, 2018. Prior period results have not been restated to reflect this change in accounting standards. Refer to our forthcoming Form 10-K for the year ending December 31, 2018 for additional information.

2                    The percentages of total are presented as calculated. Therefore, the sum of these percentages, as presented, may differ due to the impact of rounding.

3                    Net revenues from Mobile and ancillary include revenues from mobile devices, as well as non-platform specific game related revenues, such as standalone sales of physical merchandise and accessories.

4                    Net revenues from Other include revenues from our studios and distribution businesses, as well as revenues from Major League Gaming and the Overwatch League.

5                    Reflects the net effect from deferral of revenues and (recognition) of deferred revenues on certain of our online enabled products.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

NET REVENUES BY PLATFORM - SUPPLEMENTAL INFORMATION

For the Three Months Ended December 31, 2018

(Amounts in millions)

As a result of our adoption of the new revenue accounting standard, net revenues by platform for the three months ended December 31, 2018, includes a reconciliation to our segment revenues as disclosed for each of our reportable segments. Net revenues by platform were as follows:

	Three Months Ended December 31, 2018
	Activision	Blizzard	King	Non- reportable segments	Elimination of intersegment revenues[4]	Total
Net Revenues by Platform:
Console	$754	$54	$—	$—	$—	$808
PC	160	571	35	—	(39)	727
Mobile and ancillary[1]	7	82	507	—	—	596
Other[2]	—	24	—	226	—	250
Total consolidated net revenues	$921	$731	$542	$226	$(39)	$2,381

Change in deferred revenues[3]:
Console	$438	$17	$—	$—	$—	$455
PC	52	(62)	—	—	—	(10)
Mobile and ancillary[1]	—	2	1	—	—	3
Other[2]	—	(2)	—	8	—	6
Total change in deferred revenues	$490	$(45)	$1	$8	$—	$454

Segment net revenues:
Console	$1,192	$71	$—	$—	$—	$1,263
PC	212	509	35	—	(39)	717
Mobile and ancillary[1]	7	84	508	—	—	599
Other[2]	—	22	—	234	—	256
Total segment net revenues	$1,411	$686	$543	$234	$(39)	$2,835

1                    Net revenues from Mobile and ancillary include revenues from mobile devices, as well as non-platform specific game related revenues, such as standalone sales of physical merchandise and accessories.

2                    Net revenues from Other include revenues from our studios and distribution businesses, as well as revenues from Major League Gaming and the Overwatch League.

3                    Reflects the net effect from deferral of revenues and (recognition) of deferred revenues on certain of our online enabled products.

4                    Intersegment revenues reflect licensing and service fees charged between segments.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

NET REVENUES BY PLATFORM - SUPPLEMENTAL INFORMATION

For the Year Ended December 31, 2018

(Amounts in millions)

As a result of our adoption of the new revenue accounting standard, net revenues by platform for the year ended December 31, 2018, includes a reconciliation to our segment revenues as disclosed for each of our reportable segments. Net revenues by platform were as follows:

	Year Ended December 31, 2018
	Activision	Blizzard	King	Non- reportable segments	Elimination of intersegment revenues[4]	Total
Net Revenues by Platform:
Console	$2,351	$187	$—	$—	$—	$2,538
PC	368	1,711	154	—	(53)	2,180
Mobile and ancillary[1]	19	220	1,936	—	—	2,175
Other[2]	—	148	—	459	—	607
Total consolidated net revenues	$2,738	$2,266	$2,090	$459	$(53)	$7,500

Change in deferred revenues[3]:
Console	$(257)	$(8)	$—	$—	$—	$(265)
PC	(23)	33	(1)	—	—	9
Mobile and ancillary[1]	—	—	(3)	—	—	(3)
Other[2]	—	—	—	21	—	21
Total change in deferred revenues	$(280)	$25	$(4)	$21	$—	$(238)

Segment net revenues:
Console	$2,094	$179	$—	$—	$—	$2,273
PC	345	1,744	153	—	(53)	2,189
Mobile and ancillary[1]	19	220	1,933	—	—	2,172
Other[2]	—	148	—	480	—	628
Total segment net revenues	$2,458	$2,291	$2,086	$480	$(53)	$7,262

1                    Net revenues from Mobile and ancillary include revenues from mobile devices, as well as non-platform specific game related revenues, such as standalone sales of physical merchandise and accessories.

2                    Net revenues from Other include revenues from our studios and distribution businesses, as well as revenues from Major League Gaming and the Overwatch League.

3                    Reflects the net effect from deferral of revenues and (recognition) of deferred revenues on certain of our online enabled products.

4                    Intersegment revenues reflect licensing and service fees charged between segments.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

NET REVENUES BY GEOGRAPHIC REGION

For the Three Months and Year Ended December 31, 2018 and 2017

(Amounts in millions)

	Three Months Ended
	December 31, 2018		December 31, 2017		$ Increase	% Increase
	Amount[1]	% of Total[2]	Amount	% of Total[2]	(Decrease)	(Decrease)
Net Revenues by Geographic Region
Americas	$1,140	48%	$1,021	50%	$119	12%
EMEA[3]	844	35	780	38	64	8
Asia Pacific	397	17	242	12	155	64
Total consolidated net revenues	$2,381	100%	$2,043	100%	$338	17

Change in deferred revenues[4]
Americas	$248		$333
EMEA[3]	151		247
Asia Pacific	55		17
Total changes in deferred revenues	$454		$597

	Year Ended
	December 31, 2018		December 31, 2017		$ Increase	% Increase
	Amount[1]	% of Total[2]	Amount	% of Total[2]	(Decrease)	(Decrease)
Net Revenues by Geographic Region
Americas	$3,880	52%	$3,607	51%	$273	8%
EMEA[3]	2,618	35	2,464	35	154	6
Asia Pacific	1,002	13	946	13	56	6
Total consolidated net revenues	$7,500	100%	$7,017	100%	$483	7

Change in deferred revenues[4]
Americas	$(151)		$75
EMEA[3]	(91)		88
Asia Pacific	4		(24)
Total changes in deferred revenues	$(238)		$139

1                    We adopted a new revenue accounting standard in the first quarter of 2018. The impacts of the new revenue accounting standard are reflected in our financial information as of and for the three months and year ended December 31, 2018. Prior period results have not been restated to reflect this change in accounting standards. Refer to our forthcoming Form 10-K for the year ending December 31, 2018 for additional information.

2                    The percentages of total are presented as calculated. Therefore, the sum of these percentages, as presented, may differ due to the impact of rounding.

3                    Net revenues from EMEA consist of the Europe, Middle East, and Africa geographic regions.

4                    Reflects the net effect from deferral of revenues and (recognition) of deferred revenues on certain of our online enabled products.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

NET REVENUES BY GEOGRAPHIC REGION - SUPPLEMENTAL INFORMATION

For the Three Months Ended December 31, 2018

(Amounts in millions)

As a result of our adoption of the new revenue accounting standard, net revenues by geographic region for the three months ended December 31, 2018, includes a reconciliation to our segment revenues as disclosed for each of our reportable segments. Net revenues by geographic region were as follows:

	Three Months Ended December 31, 2018
	Activision	Blizzard	King	Non- reportable segments	Elimination of intersegment revenues[3]	Total
Net Revenues by Geographic Region:
Americas	$549	$289	$322	$—	$(20)	$1,140
EMEA[1]	284	195	152	226	(13)	844
Asia Pacific	88	247	68	—	(6)	397
Total consolidated net revenues	$921	$731	$542	$226	$(39)	$2,381

Change in deferred revenues[2]:
Americas	$275	$(28)	$1	$—	$—	$248
EMEA[1]	161	(18)	—	8	—	151
Asia Pacific	54	1	—	—	—	55
Total change in deferred revenues	$490	$(45)	$1	$8	$—	$454

Segment net revenues:
Americas	$824	$261	$323	$—	$(20)	$1,388
EMEA[1]	445	177	152	234	(13)	995
Asia Pacific	142	248	68	—	(6)	452
Total segment net revenues	$1,411	$686	$543	$234	$(39)	$2,835

1                    Net revenues from EMEA consist of the Europe, Middle East, and Africa geographic regions.

2                    Reflects the net effect from deferral of revenues and (recognition) of deferred revenues on certain of our online enabled products.

3                    Intersegment revenues reflect licensing and service fees charged between segments.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

NET REVENUES BY GEOGRAPHIC REGION - SUPPLEMENTAL INFORMATION

For the Year Ended December 31, 2018

(Amounts in millions)

As a result of our adoption of the new revenue accounting standard, net revenues by geographic region for the year ended December 31, 2018, includes a reconciliation to our segment revenues as disclosed for each of our reportable segments. Net revenues by geographic region were as follows:

	Year Ended December 31, 2018
	Activision	Blizzard	King	Non- reportable segments	Elimination of intersegment revenues[3]	Total
Net Revenues by Geographic Region:
Americas	$1,622	$1,004	$1,269	$13	$(28)	$3,880
EMEA[1]	897	692	599	446	(16)	2,618
Asia Pacific	219	570	222	—	(9)	1,002
Total consolidated net revenues	$2,738	$2,266	$2,090	$459	$(53)	$7,500

Change in deferred revenues[2]:
Americas	$(163)	$15	$(3)	$—	$—	$(151)
EMEA[1]	(127)	16	(1)	21	—	(91)
Asia Pacific	10	(6)	—	—	—	4
Total change in deferred revenues	$(280)	$25	$(4)	$21	$—	$(238)

Segment net revenues:
Americas	$1,459	$1,019	$1,266	$13	$(28)	$3,729
EMEA[1]	770	708	598	467	(16)	2,527
Asia Pacific	229	564	222	—	(9)	1,006
Total segment net revenues	$2,458	$2,291	$2,086	$480	$(53)	$7,262

1                    Net revenues from EMEA consist of the Europe, Middle East, and Africa geographic regions.

2                    Reflects the net effect from deferral of revenues and (recognition) of deferred revenues on certain of our online enabled products.

3                    Intersegment revenues reflect licensing and service fees charged between segments.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

EBITDA AND ADJUSTED EBITDA

For the Trailing Twelve Months Ended December 31, 2018

(Amounts in millions)

					Trailing Twelve Months Ended
	March 31, 2018	June 30, 2018	September 30, 2018	December 31, 2018	December 31, 2018

GAAP Net Income[1]	$500	$402	$260	$650	$1,813
Interest and other expense (income), net	28	26	13	4	71
Loss on extinguishment of debt	—	—	40	—	40
Provision for income taxes[2]	67	6	(48)	40	64
Depreciation and amortization	155	112	118	124	509
EBITDA	750	546	383	818	2,497

Share-based compensation expense[3]	53	57	55	43	209
Restructuring costs[4]	—	—	—	10	10
Adjusted EBITDA	$803	$603	$438	$871	$2,716

Change in deferred net revenues and related cost of revenues[5]	$(373)	$(182)	$89	$368	$(100)

1                    We adopted a new revenue accounting standard in the first quarter of 2018. The impacts of the new revenue accounting standard are reflected in our financial information as for the fiscal quarters beginning in 2018. Prior period results have not been restated to reflect this change in accounting standards. Refer to our forthcoming Form 10-K for the year ending December 31, 2018 for additional information.

2                    Provision for income taxes for the three months ended June 30, 2018, September 30, 2018, and December 31, 2018, also include impacts from significant discrete tax-related items, including amounts related to changes in tax laws, amounts related to the potential or final resolution of tax positions, and/or other unusual or unique tax-related items and activities.

3                    Includes expenses related to share-based compensation.

4                    Reflects restructuring charges, primarily severance costs.

5                    Reflects the net effect from deferral of revenues and (recognition) of deferred revenues, along with related cost of revenues, on certain of our online enabled products.

Trailing twelve months amounts are presented as calculated. Therefore, the sum of the four quarters, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

Outlook for the Three Months Ending March 31, 2019 and Year Ending December 31, 2019

GAAP to Non-GAAP Reconciliation

(Amounts in millions, except per share data)

	Outlook for the	Outlook for the
	Three Months Ending	Year Ending
	March 31, 2019	December 31, 2019

Net Revenues[1]	$1,715	$6,025
Change in deferred revenues[2]	$(540)	$275

Earnings Per Diluted Share (GAAP)	$0.39	$1.18
Excluding the impact of:
Share-based compensation[3]	0.10	0.30
Amortization of intangible assets[4]	0.07	0.26
Restructuring charges[5]	0.13	0.19
Income tax impacts from items above[6]	(0.05)	(0.09)
Earnings Per Diluted Share (Non-GAAP)	$0.63	$1.85

Net effect of deferred net revenues and related cost of revenues on Earnings Per Diluted Share[7]	$(0.43)	$0.25

1                    Net Revenues represents the revenue outlook for both GAAP and Non-GAAP as they are measured the same.

2                    Reflects the net effect from deferral of revenues and (recognition) of deferred revenues on certain of our online enabled products.

3                    Reflects expenses related to share-based compensation.

4                    Reflects amortization of intangible assets from purchase price accounting, including intangible assets from the King Acquisition.

5                    Reflects our planned restructuring initiatives, primarily severance and facilities costs. This aims to invest development resources on our biggest franchises, reduce certain non-development and administrative related costs, and integrate our global and regional sales and go-to-market, partnerships, and sponsorship capabilities across the business.

6                    Reflects the income tax impacts associated with the above items. Due to the inherent uncertainties in share price and option exercise behavior, we do not generally forecast excess tax benefits or tax shortfalls.

7                    Reflects the net effect from deferral of revenues and (recognition) of deferred revenues, along with related cost of revenues, on certain of our online enabled products, including the effect of taxes.

The per share adjustments and the GAAP and Non-GAAP earnings per share information are presented as calculated. Therefore, the sum of these measures, as presented, may differ due to the impact of rounding.